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                                                                    EXHIBIT 23.4

                          CONSENT OF TERENCE J. CONKLIN


         I consent to the use of my name in Amendment No. 1 to the Registration Statement as a nominee for election to the Board of Directors of Specialty Chemical Resources, Inc.

Cleveland, Ohio                                ---------------------------------
August 30, 1996                                Terence J. Conklin